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                                                                   Exhibit (23)




INDEPENDENT AUDITORS' CONSENT



PacifiCorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-51277, 33-54169, 33-57043, 33-58461, 333-10885, and 333-45851, all on Form
S-8, Registration Statement Nos. 33-62095 and 333-09115 on Form S-3, and Registration Statement No. 33-36239 on Form S-4, of our report dated February 3, 1998 (March 2, 1998 as to Note 2), incorporated by reference in this Annual Report on Form 10-K of PacifiCorp and subsidiaries for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
March 20, 1998